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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Proxy Statement and Prospectus and the Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated September 12, 1997 relating to the July 31, 1997 financial statements and financial highlights of Dean Witter Strategist Fund (the "Fund") and to the reference to us under the headings "Financial Statements and Experts" in such Proxy Statement and Prospectus. We also consent to the references to us under the headings "Independent Accountants" and "Experts" in the Fund's Statement of Additional Information dated September 26, 1997 and to the reference to us under the heading "Financial Highlights" in the Fund's Prospectus dated September 26, 1997, which Statement of Additional Information and Prospectus have been incorporated by reference into the Registration Statement. We also consent to the incorporation by reference in the Proxy Statement and Prospectus of our report dated February 13, 1998 relating to the January 31, 1998 financial statements and financial highlights of Dean Witter Global Asset Allocation Fund and to the reference to us under the headings "Financial Highlights" and "Independent Accountants" and "Experts" in that fund's Prospectus and Statement of Additional Information, respectively, dated March 2, 1998, which is incorporated by reference into the Registration Statement.

PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York 10036
April 30, 1998